UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2012

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52409	98-0522950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 57 Xinhua East Street Hohhot, Inner Mongolia, People’s Republic of China		010010
(Address of principal executive offices)		(Zip Code)
86-471-466-8870
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 21, 2012, the Board of Directors (the “Board”) of China Energy Corporation (the “Company”) appointed Ms. Shiwen Zhou to the Board to serve as a director for a term expiring at the next annual meeting of shareholders. Ms. Zhou fills a non-employee director vacancy on the Board that was created when Mr. Tieming Ge resigned as a director in July 2012. There are no arrangements or understandings between Ms. Zhou and any other persons pursuant to which she was appointed as a director.

A copy of the Company’s press release announcing the appointment of Ms. Zhou to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2012, the Company filed a Certificate of Correction to the Company’s Amended and Restated Articles of Incorporation that was originally filed on January 11, 2011 with the Secretary of State of Nevada. The Certificate of Correction prescribes a par value of $0.001 per share for each of the authorized Preferred Shares of the Company. The Certificate of Correction was effective retroactively to January 11, 2011, the effective date of the record that it corrected, pursuant to Section 78.195 of the Nevada Revised Statutes.

A copy of the Certificate of Correction, as filed with the Secretary of State of Nevada, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

3.1	Certificate of Correction to the Amended and Restated Articles of Incorporation of China Energy Corporation.

99.1	Press Release dated September 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

Date: September 26, 2012	By:	/s/ Wenxiang Ding
	Name:	Wenxiang Ding
	Title:	Chief Executive Officer

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